Exhibit 32.02
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Jess Roper, Chief Financial Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:
(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2013 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 6, 2013

/s/ Jess Roper
Jess Roper
Chief Financial Officer